Exhibit 8.1

Subsidiaries of Registrant

CHINA NEW BORUN CORPORATION (CAYMAN CO)
100%
GOLDEN DIRECTION LIMITED (BVI CO)
100%
CHINA HIGH ENTERPRISES LIMITED (HK CO)
100%
SHANDONG BORUN INDUSTRIAL CO. LTD.
100%
DAQING BORUN BIOTECHNOLOGY CO. LTD.